Exhibit 10.11

AMENDMENT TO

INVESTOR SUBSCRIPTION AGREEMENT

This Amendment to Investor Subscription Agreement (this “Amendment”) is made and entered into as of April 16, 2013, by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and American Homes 4 Rent, LLC, a Delaware limited liability company (the “Purchaser”). The Company and the Purchaser are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Investor Subscription Agreement dated November 21, 2012 (the “Agreement”).

WHEREAS, under the terms of the Agreement, Purchaser has an option to purchase 3,333,334 of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at an exercise price of $15.00 per share exercisable on or prior to November 21, 2015 or the time of the initial public offering of the Company, whichever occurs first (the date on which such purchase to occur being referred to as the “Option Closing”).

WHEREAS, the Parties desire to amend the Agreement in order to allow for the Company’s issuance of net shares to the Purchaser representing the excess of $17.25, the most recent price at which Common Shares were traded as reported by the FBR PLUS System, over $15.00 per share.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the Parties agree as follows:

1. Capitalized Terms. Except as otherwise expressly provided in this Amendment, all capitalized terms used herein shall have the meanings as set forth in the Agreement.

2. Net Share Settlement. The Parties acknowledge and agree that, as an alternative to the option set forth in Section 1 of the Agreement, Purchaser shall have the right to receive, at the Option Closing, 434,783 Common Shares (the “Net Share Settlement Option”). In order to exercise the Net Share Settlement Option, Purchaser must provide the Company with notice of its desire to exercise the Net Share Settlement Option prior to the Option Closing. No payment by the Purchaser shall be required, and the Net Share Settlement Option shall expire at the Option Closing.

3. Termination of Investor Subscription Agreement. The Agreement and this Amendment shall terminate at the Option Closing.

4. Miscellaneous Provisions.

(a) Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).

(b) Binding Effect. Subject to any provisions in this Amendment restricting assignment, this Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

(c) Execution in Counterparts. This Amendment may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

(d) Severability. If any part of this Amendment shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Amendment.

(e) Headings. Section headings, titles and captions contained in this Amendment are inserted for convenience of reference only, shall not be deemed to be a part of this Amendment for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed as of the date first written above.

THE COMPANY:

AMERICAN HOMES 4 RENT,
a Maryland real estate investment trust

By:	/s/ Peter Nelson
Peter Nelson, Chief Financial Officer

THE PURCHASER:

AMERICAN HOMES 4 RENT, LLC,
a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Sara Vogt-Lowell, Senior Vice President

(Signature Page to Amendment to Investor Subscription Agreement)